Exhibit 99(a)

                           COMMERCEFIRST BANCORP, INC.

          SUBSCRIPTION AGREEMENT FOR OFFERING OF SHARES OF COMMON STOCK

THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE ACCOMPANYING PROSPECTUS. PERSONS WHO WISH TO PURCHASE SHARES OF COMMON STOCK IN THE OFFERING ARE URGED TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY PRIOR TO SUBMITTING THIS SUBSCRIPTION AGREEMENT. ALL SUBSCRIPTIONS, ONCE SUBMITTED, ARE IRREVOCABLE BY THE SUBSCRIBER.

IF YOU HAVE QUESTIONS ABOUT HOW TO COMPLETE THIS SUBSCRIPTION AGREEMENT, CONTACT KOONCE SECURITIES, INC. AT :

                        (800) 368-2806 or (301) 897-9700

I. Subscription for Shares of Common Stock. The undersigned  hereby  irrevocably
subscribes  for  _______________________________   shares  of  Common  Stock  of
CommerceFirst Bancorp, Inc. at the purchase price of 10.00 per share. (1)

II. Purchase Price and Manner of Payment.  The undersigned submits herewith,  by means of a check, bank draft or money order in the amount of $_______________________ ($10.00 multiplied by the total number of shares subscribed for in part I above), payable to "_______________, Escrow Agent for CommerceFirst Bancorp, Inc."

III. (a) Registration Instructions. This part must be completed with respect to all shares purchased. If shares subscribed for are to be registered in more than one manner, complete as many Subscription Agreements as there are registrations, or attach separate sheets providing all of the information required below with respect to each registration, and indicating number of shares subject to each registration.

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                                     (Name)
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          (Address, including Street, City, County, State and ZIP Code)

         Taxpayer identification or Social Security Number: ____________________ Manner in which securities are to be owned:
                 |_|Individual
                 |_|Tenants in Common
                 |_|Joint Tenants
                 |_|Retirement Account (Trustee signature and authorization
                      required)
                 |_|Uniform Transfer to Minors
                   |_|Other  _______________________ (for example,  corporation,
                     trust or estate. If shares are purchased for a trust, the date of the trust agreements and trust title must be included).

         (b) Special Delivery Instructions: If certificate(s) representing the shares subscribed for is to be delivered to an address other than as indicated in III.(a) above, please provide the delivery address below.

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                                     (Name)
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          (Address, including Street, City, County, State and ZIP Code)

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  (1) Subject to a minimum subscription of 100 shares and a maximum subscription of 5% of the total number of shares actually sold in the offering. Subject to reduction in the event that the offering is oversubscribed.

IV. Deadline. This Subscription Agreement and payment in full of the purchase price must be actually received by Koonce Securities, Inc., Suite 600, 6550 Rock Spring Drive, Bethesda, Maryland 20817, NO LATER THAN 5:00 P.M., Eastern time, on , 2000, (the "Termination Date") subject to extension or earlier termination as set forth in the Prospectus.

V. In order that we CommerceFirst and Koonce Securities may fulfill our obligations under the laws, rules and regulations governing the offering and us, please answer the following questions by circling the appropriate responses below.

1.       Yes      No       Are  you  a  member  of  the  National Association of
                           Securities Dealers, Inc. ("NASD") or otherwise a securities broker or dealer?

2.       Yes      No       Are you a foreign securities broker, dealer or bank?

3. Yes No Are you a domestic2 bank, domestic branch of a foreign bank, trust company or other conduit for an undisclosed principal?

4. Yes No Are you an officer, director, general partner, employee or agent of any member of the NASD or any other securities broker or dealer?

5.       Yes      No       Are  you  an "associated  person"  (as defined below)
                           of any member of the NASD or any other securities broker or dealer?

(a) Yes No If yes, is the member engaged solely in the purchase or sale of either investment company/variable contracts securities or direct participation program securities?

6.       Yes      No       Are  you  a  member  of  the  "immediate  family" (as
                           defined below) of any person described in questions 4 or 5 above?

(a)                        If yes, are you:

(i)      Yes      No       Supported,   either  directly  or  indirectly,  to  a
                           material extent, by that family member?

(ii)     Yes      No       Supported, either  directly or indirectly, but not to
                           a material extent, by that family member?

(iii)    Yes      No       Not supported, either directly or indirectly, by that
                           family member?

                                            If  you  answered  yes  to  question
                           6(a)(i) or 6(a)(ii), please provide the name of the broker or dealer with which that person is affiliated or associated:



7.       Yes      No       Are you a finder with respect to the offering?

8.       Yes      No       Are you a person (such as an attorney,  accountant or
                           financial consultant) acting in a fiduciary capacity to any managing underwriter of the offering, or to CommerceFirst with respect to the offering?

9.       Yes      No       Are you a senior officer of any of the  following:  a
                           bank;   savings  and  loan   institution;   insurance
                           company;   investment  company;  investment  advisory
                           firm;  or  any  other   institutional   type  account
                           (including,   but  not  limited  to,   hedge   funds,
                           investment partnerships, investment corporations or investment clubs), domestic or foreign?

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   (2) For purposes of this  questionnaire,  the term  "domestic"  shall mean an entity or individual,  as appropriate domiciled or located in the United States:
"foreign" shall mean an entity or individual, as appropriate, domiciled in a county other than the United States.

10.     Yes      No        Do you work in the securities department of any bank,
                           savings and loan institution, insurance company, investment company, investment advisory firm or other institutional type account, domestic or foreign?

11.     Yes      No        Are  you  employed  by any  bank,  savings  and  loan
                           institution,  insurance company,  investment company,
                           investment  advisory firm or other institutional type
                           account,   domestic  or   foreign,   where  you  have
                           influence in or are engaged in activities directly or indirectly involving or relating to the function of buying or selling securities?

12.     Yes      No        Are you in any  other  way able to  influence  or are
                           engaged  in   activities   directly   or   indirectly
                           involving or relating to the function of buying or selling securities by any bank, savings and loan institution, insurance company, investment advisory firm or other institutional type account, domestic or foreign?

13.     Yes      No        Are  you  a  person  who  is  supported  directly  or
                           indirectly, to a material extent, by any person specified in questions 7 through 12 above?

14.     Yes      No        If you  answered  yes to  any of  questions  6(a)(i),
                           6(a)(ii)  or 7 through 13, do you  normally  purchase
                           securities from time to time from a broker, dealer or
                           underwriter   in  public   offerings,   directly   or
                           indirectly   (for  example,   through  an  investment
                           partnership)?

15.     Yes      No        If you are a domestic or foreign  investment  company
                           or partnership, investment club, hedge fund, or other collective investment vehicle, would any person or entitles having a beneficial ownership interest in you answer yes to any of questions 1 through 13?

16.      Name of Employer:________________________________________________

17.      Nature of Business:________________________________________________

         An "associated person" of a broker-dealer is any individual engaged in the investment banking or securities business who directly or indirectly controls or is controlled by a broker-dealer. A person who owns or has contributed more than 10% to a broker-dealer's capital generally is considered to be an associated person. A person who owns or has contributed 10% or less to a broker-dealer's capital also is generally considered to be an associated person, unless: (a) that ownership interest is a passive investment, (b) the person does not receive hot issues from the broker-dealer in which he or she has the interest, and (c) that broker-dealer is not in a position to direct hot issues to the person.

         The "immediate family" of a person includes that person's parents, spouse, brothers, sisters, children, mother-in-law, father-in-law, brothers-in-law, sisters-in-law, sons-in-law, daughters-in-law, and other persons supported, directly or indirectly, to a material extent, by that person.


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


         By signing and submitting this Subscription Agreement the undersigned hereby represents and warrants that the responses to the questions in Section V of this agreement are true and correct, and agrees to notify Koonce Securities, Inc. immediately in writing if responses to any of the above questions change.

Name(s) of Subscriber(s):

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Daytime Telephone Number:
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Evening Telephone Number:
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SIGNATURE(S):

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         (Signature(s) of subscriber(s) exactly as name(s) appear above)

Dated:
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If  signature  is by  trustee(s),  executor(s),  administrator(s),  guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print):
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Capacity (Full title):
                       ---------------------------------------------------------

Address (including ZIP Code):
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Business Telephone Number including area code):
                                                --------------------------------

Taxpayer identification or Social Security Number:
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IN  DETERMINING  WHETHER  TO  ACCEPT  ANY  SUBSCRIPTION,  IN  WHOLE  OR IN PART,
COMMERCEFIRST MAY, IN ITS SOLE DISCRETION, TAKE INTO ACCOUNT THE ORDER IN WHICH SUBSCRIPTIONS ARE RECEIVED, A SUBSCRIBER'S POTENTIAL TO DO BUSINESS WITH, OR TO DIRECT CUSTOMERS TO, COMMERCEFIRST BANK AND THE DESIRE TO HAVE A BROAD DISTRIBUTION OF STOCK OWNERSHIP, AS WELL AS LEGAL OR REGULATORY RESTRICTIONS.